UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/04/2007

Nektar Therapeutics
(Exact name of registrant as specified in its charter)

Commission File Number:  0-24006

Delaware	94-3134940
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

201 Industrial Road, San Carlos, CA 94070
(Address of principal executive offices, including zip code)

(650) 631-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported by Nektar in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2007, Louis Drapeau, Nektar's former Senior Vice President and Chief Financial Officer, announced his retirement from Nektar on May 23, 2007. Mr. Drapeau agreed to continue in his role as Chief Financial Officer until his successor was appointed. On August 23, 2007, Nektar announced that Tim Harkness was appointed as Nektar's Senior Vice President and Chief Financial Officer.

On September 4, 2007, Nektar entered into an Employment Transition and Separation Agreement (the "Transition Agreement") with Mr. Drapeau. Mr. Drapeau's last day of employment will be September 7, 2007 (the "Separation Date"). Under the terms of the Transition Agreement, (i) Mr. Drapeau will receive aggregate severance equal to one year of his current base salary or $370,125, subject to applicable withholding and deductions, (ii) Nektar will be responsible for approximately 12 months of COBRA continuation coverage, (iii) Mr. Drapeau's equity awards will cease vesting as of the Separation Date and (iv) Mr. Drapeau has the right to exercise his vested stock options until December 31, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nektar Therapeutics

Date: September 07, 2007	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel